SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Tripath Technology Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2.	Form, Schedule or Registration Statement No.:

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4.	Date Filed:

TRIPATH TECHNOLOGY INC.

2560 Orchard Parkway

San Jose, CA 95131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 2, 2006

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Tripath Technology Inc., a Delaware corporation (the “Company”). The meeting will be held on Friday, June 2, 2006 at 11:30 a.m., local time, at the Marriott Hotel located at 2700 Mission College Boulevard, Santa Clara, California 95054, for the following purposes:

1.	To elect five directors to serve for the ensuing year and until their successors are elected (Proposal One);

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect an increase in the aggregate number of shares of common stock authorized for issuance from 100,000,000 to 150,000,000. (Proposal Two); and

3.	To conduct any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 3, 2006. On April 3, 2006 there were 62,808,166 shares of common stock outstanding and entitled to vote. Each such share is entitled to one vote. Only stockholders of record at the close of business on April 3, 2006 may vote at the Annual Meeting or any adjournment or postponement thereof.

This Notice of Annual Meeting of Stockholders and Proxy Statement and form of proxy are being distributed on or about May 4, 2006.

By Order of the Board of Directors

Dr. Adya S. Tripathi

President and Chief Executive Officer

San Jose, California

March 31, 2006

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card, or vote over the telephone or the Internet as instructed in these materials or on the attached proxy card, as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy card, telephone or Internet, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a legal proxy issued in your name from that record holder.

TRIPATH TECHNOLOGY INC.

2560 Orchard Parkway

San Jose, CA 95131

PROXY STATEMENT

FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 2, 2006

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the board of directors of Tripath Technology Inc. (referred to as the “Company” or “Tripath”) is soliciting your proxy to vote at the Company’s 2006 Annual Meeting. You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about May 4, 2006 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, April 3, 2006, will be entitled to vote at the Annual Meeting. As of the record date, there were 62,808,166 shares of Tripath’s common stock outstanding and entitled to vote. For information regarding security ownership by management and by the beneficial owners of more than 5% of Tripath’s common stock, see the section entitled “Security Ownership of Certain Beneficial Owners and Management” below.

Stockholders of Record: Shares Registered in Your Name

If on April 3, 2006 your shares were registered directly in your name with Tripath’s transfer agent, Mellon Investor Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 3, 2006 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a legal proxy from your broker or other agent. If you fail to instruct your organization how you would like to have your shares voted, the organization has the authority to vote in its discretion as to Proposals One and Two.

May I attend the Annual Meeting?

All stockholders of record as of the close of business on April 3, 2006 may attend the Annual Meeting. You must have a proxy card or other evidence of your ownership of shares eligible to be voted as of the record date (such as a copy of your brokerage or bank account statement) to attend the Annual Meeting. Also, stockholders will be asked to present valid government-issued photo identification, such as a driver’s license or passport, before being admitted to the meeting. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. No items will be allowed into the Annual Meeting that might pose a concern for the safety of those attending.

If you are a registered stockholder, you will receive a proxy card in the mail. Please bring the proxy card, or other evidence of your ownership of shares eligible to be voted as of the record date, to the Annual Meeting.

If a broker, bank, trustee, nominee or other third party holds your shares, please inform that party that you plan to attend the Annual Meeting and ask for a legal proxy. Bring the legal proxy to the stockholder registration area when you arrive at the Annual Meeting and we will admit you to the Annual Meeting. If you cannot obtain a legal proxy in time, we will admit you to the Annual Meeting if you bring a copy of your brokerage or bank account statement showing that you owned Tripath stock as of April 3, 2006.

On what proposals am I voting?

The following two matters are scheduled for a vote:

•	The election of five directors to serve for the ensuing year and until their successors are elected (Proposal One); and

•	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect an increase in the aggregate number of shares of common stock authorized for issuance from 100,000,000 to 150,000,000 (Proposal Two).

How do I vote?

You may either vote “For” all of the nominees to the board of directors or you may abstain from voting for any nominee you specify on the proxy card. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy on the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person: come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card: simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designated proxy holders will vote your shares as you direct, except with respect to all other matters that may properly come before the meeting or any postponement, continuation or adjournment thereof, the designated proxy holders have discretionary authority to vote your shares.

•	To vote over the telephone: dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. EST on June 1, 2006, to be counted.

•	To vote on the Internet: go to http://www.proxyvoting.com/trph to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. EST on June 1, 2006, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Tripath. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank pursuant to the instructions on the proxy card. To vote in person at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 3, 2006.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	“For” the election of all five nominees for director to serve for the ensuing year and until their successors are elected;

•	“For” the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect and increase in the aggregate number of shares of common stock authorized for issuance from 100,000,000 to 150,000,00.

As set forth on the proxy card, if any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares at his or her discretion.

Who is paying for this proxy solicitation?

Tripath will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be material.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy at any time before the closing of the polls at the Annual Meeting. You may revoke your proxy in any one of five ways:

•	You may complete, sign, date and mail another proxy card bearing a later date and deliver such proxy card to us prior to the Annual Meeting;

•	You may use the toll free telephone number provided on the proxy card to vote again prior to 11:59 EST on June 1, 2006 (specific instructions for using the telephone voting system are on the proxy card);

•	You may use the internet voting site listed on the proxy card to vote again prior to 11:59 EST on June 1, 2006 (specific instructions for using the internet voting system are on the proxy card);

•	You may send a written notice that you are revoking your proxy to our Secretary at 2560 Orchard Parkway, San Jose, California 95131 and deliver such notice to us prior to the Annual Meeting.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s Annual Meeting?

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the Annual Meeting to be held in 2007 by submitting their proposals in writing to the Secretary of the Company in a timely manner as provided herein. In order to be included in the Company’s proxy materials for the 2007 Annual Meeting, stockholder proposals must be received by the Secretary of the Company no later than the Notice Deadline (as defined below), and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Section 2.5 of our Bylaws establishes an advance notice procedure for stockholders who wish to present certain matters before an Annual Meeting of stockholders. The Bylaws provide that, to be properly brought before an Annual Meeting, nominations for the election of director or other business must be: (1) specified in the notice of meeting given by or at the direction of the board of directors, (2) properly brought before the meeting by or at the direction of the board of directors, or (3) properly brought before the meeting by a stockholder who has delivered written notice to the Secretary of the Company no later than the Notice Deadline, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

The “Notice Deadline” is defined as that date which is 120 days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the previous year’s Annual Meeting of stockholders. As a result, the Notice Deadline for the 2007 annual stockholder meeting is January 4, 2007.

If a stockholder who has notified the Company of his or her intention to present a proposal at an Annual Meeting does not appear to present his or her proposal at such meeting, the Company need not present the proposal for vote at such meeting.

A copy of the full text of Section 2.5 of our Bylaws may be obtained without charge by stockholders by writing to the Secretary of the Company at the address below. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to our Secretary at 2560 Orchard Parkway, San Jose, California 95131.

Stockholders may also submit a recommendation (as opposed to a formal nomination) for a candidate for membership on our board of directors by following the procedures set forth in the section entitled “Director Candidates” in Proposal 1 below.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Broker non-votes will have the effect on each Proposal as indicated below. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes.

How many votes are needed to approve each proposal?

•	For Proposal 1, the election of directors, the five nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. “Withheld votes” and Broker non-votes will have no effect.

•	To be approved, Proposal No. 2 (to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect an increase in the aggregate number of authorized shares of common stock authorized for issuance from 100,000,000 to 150,000,000) must receive a “For” vote from the majority of the shares outstanding and entitled to vote as of the record date, by voting either in person or by proxy. If you do not vote, or if you “Abstain” from voting, it will have the same effect as a vote “Against”. Broker non-votes will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if at least a majority of the stock issued and outstanding and entitled to vote at the Annual Meeting is present in person or represented by proxy at the Annual Meeting.

Your shares will be counted as present at the Annual Meeting if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote and are, therefore, included for purposes of determining the quorum requirement. If there is no quorum, a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2006.

PROPOSAL 1

TO ELECT FIVE DIRECTORS TO SERVE FOR THE ENSUING YEAR AND UNTIL THEIR SUCCESSORS ARE ELECTED

Tripath’s board of directors currently consists of five directors. Upon the recommendation of the nominating committee of the board of directors, which consists solely of independent directors, the board of directors has selected five nominees for director this year. Each director to be elected will hold office until the next Annual Meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal. Each nominee listed below is currently a director of the Company.

VOTE REQUIRED

Directors are elected by a plurality of the votes properly cast in person or by proxy. The nominees receiving the highest number of affirmative votes will be elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE FIVE NOMINEES LISTED BELOW.

NOMINEES

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. The nominees have consented to be named nominees in the proxy statement and to continue to serve as directors if elected. If a nominee becomes unable or declines to serve as a director or if additional persons are nominated at the Annual Meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below if possible (or, if new nominees have been designated by the board of directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

The Company is not aware of any reason that any of the nominees will be unable or will decline to serve as directors. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

The following is a brief biography of each nominee for director:

Name	Age*	Position(s)
Dr. Adya S. Tripathi	53	President and Chief Executive Officer, Chairman of the Board
Mr. A.K. Acharya	49	Director
Mr. Y.S. Fu	57	Director
Mr. Akifumi Goto	63	Director
Mr. Andy Jasuja	55	Director

*	As of June 2, 2006

Dr. Adya S. Tripathi founded Tripath and has served as our President, Chief Executive Officer and Chairman since our inception in 1995. Before founding Tripath, Dr. Tripathi held a variety of senior management and engineering positions with Advanced Micro Devices, Hewlett-Packard, International Business Machines (“IBM”), International Microelectronic Products (“IMP”), National Semiconductor and Vitel Communications. Dr. Tripathi holds Bachelor of Science and Master of Science degrees in Electrical Engineering from Banaras Hindu University in India. He pursued graduate work at the University of Nevada—Reno and the University of California—Berkeley, receiving his doctorate of philosophy in Electrical Engineering from the former in 1984. Dr. Tripathi has also taught at the University of California—Berkeley Extension.

Mr. A.K. Acharya has served as a director of Tripath since August 2002. Mr. Acharya is President of HTL Co. Japan Ltd, a distribution company & software development company for semiconductor capital equipment, a position he has held since 1994. Mr. Acharya holds a Bachelor of Technology in Electrical Engineering from the Institute of Technology, Banaras Hindu University in India and a Masters of Technology degree in Electrical Engineering—Control System and Instrumentation from the Indian Institute of Technology, Delhi in India.

Mr. Y.S. Fu has served as a director of Tripath since May 2002. Mr. Fu is currently serving as President of Prime View International a position he has held since September of 2005. Mr. Fu also serves as Chairman of Investel Inc., an investment firm focusing on Greater China, a position he has held since 1997. From 1998 until May 2005, Mr. Fu was President of Wyse Technology (Taiwan) Ltd., a server-centric computing company, a position he has held since 1998. He was previously President of WK Technology Investment Co., a technology investment firm based in Taiwan. Mr. Fu has also held positions with Logitech Far East Ltd., Qume and Texas Instruments. Mr. Fu has a degree in Mechanical Engineering from Chung-Yuan Christian University and a Masters of Business Administration from West Coast University in California.

Mr. Akifumi Goto has served as a director of Tripath since December 2004. Mr. Goto currently serves as a Vice President of Takumi Technology Corporation. From September 2004 to April 2005 Mr. Goto was a business advisor to Sanyo LSI Design System Soft Co. LTD. From November 2002 to August 2004, Mr. Goto served as Chairman of SANYO Semiconductor Corporation. From February 1993 to October 2002 he served as its President and Chief Executive Officer, and from February 1983 to January 1993, Mr. Goto served as its Executive Vice President. Mr. Goto joined SANYO in January 1978. Mr. Goto received a B.S. in Electrical Engineering from Tamagawa University and his Masters of Business Administration from Santa Clara University.

Mr. Andy Jasuja has served as a director of Tripath since September 2002. Mr. Jasuja is the co-founder, Chairman and CEO of Sigma Systems Group, a provider of service management software for cable companies, a position he has held since 1994. Mr. Jasuja is an information technology professional with 27 years of experience in the software industry. Prior to founding Sigma, Mr. Jasuja spent several years in the banking and telecommunications industries in senior management and consulting roles. Mr. Jasuja holds a Bachelors degree in Electrical Engineering from the Institute of Technology in Varansi, India and a Masters degree in Systems Design Engineering from the University of Waterloo in Canada.

CORPORATE GOVERNANCE

We are committed to principles of sound corporate governance. Our board of directors has adopted charters for each of its committees. In addition, we have a Code of Business Conduct and Ethics that is applicable to our officers, directors and employees, and is designed to promote compliance with the laws applicable to our business, accounting standards, and proper and ethical business methods and practices. You can access our current committee charters, Code of Business Conduct and Ethics and other information regarding our corporate governance practices at the “Corporate Governance” link on the “Investors” page of our website at www.tripath.com (the “Corporate Governance Webpage”).

INDEPENDENCE OF DIRECTORS

Our board of directors has determined that each of the following directors, constituting a majority of the board of directors, is “independent” within the meaning of the Nasdaq listing standards:

A.K. Acharya

Y.S. Fu

Akifumi Goto

Andy Jasuja

DIRECTOR CANDIDATES

Stockholder Nominations and Recommendations. Section 2.5 of our Bylaws, described above, sets forth the procedure for the proper submission of stockholder nominations for membership on the board of directors. In addition, it is the policy of our nominating committee to consider properly submitted stockholder recommendations (as opposed to a formal nomination) for candidates for membership on our board of directors. A stockholder may make such a recommendation by submitting the following information to our Secretary at 2560 Orchard Parkway, San Jose, California 95131: the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, information regarding any relationships between the candidate and Tripath within the last three years and evidence of ownership of Tripath stock by the recommending stockholder.

Identifying and Evaluating Director Nominees. The nominating committee uses a variety of methods for identifying and evaluating candidates for nomination to the board of directors. Although candidates for nomination to the board of directors typically are suggested by existing directors or by our executive officers, candidates may come to the attention of the nominating committee through professional search firms, stockholders or other persons. The nominating committee evaluates candidates for nomination by reviewing the qualifications of the candidates, considering the performance of the board of directors as a whole and the directors eligible for re-election at the Annual Meeting of stockholders, and considering the current size, composition and needs of the board of directors and its committees. The nominating committee also takes into account other factors it considers appropriate, including issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and potential conflicts of interest. Except as may be required by rules promulgated by the Nasdaq or the SEC, it is the current sense of the nominating committee that there are no specific, minimum qualifications that must be met by each nominee for the board of directors, nor are there specific qualities or skills that are necessary for one or more of the members of the board of directors to possess. Candidates properly recommended by stockholders are evaluated by the nominating committee using the same criteria as other candidates.

CODE OF ETHICS

Tripath is committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics (the “Code”) reflects the business practices and principles of behavior that support this commitment and covers our employees, officers and directors. The Code satisfies SEC rules for a “code of ethics” required by Section 406 of the Sarbanes-Oxley Act of 2002, as well as the NASDAQ listing standards requirement for a “code of conduct.” The Code is available at Tripath’s Corporate Governance Webpage, and we will post any amendment to the Code, as well as any waivers that are required to be disclosed by the rules of the SEC or the NASDAQ, on Tripath’s Corporate Governance Webpage.

COMMUNICATIONS WITH THE BOARD

Stockholders may communicate with the non-management members of the board of directors by writing to: Board of Directors, Tripath Technology Inc., 2560 Orchard Parkway, San Jose, California 95131. Pursuant to procedures adopted by the board of directors, the chief financial officer of the Company reviews all such correspondence and forwards copies of all correspondence, together with a summary, to each non-management member of the board of directors. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s audit committee and handled in accordance with procedures established by the audit committee with respect to such matters.

BOARD MEETINGS AND COMMITTEES

The board of directors of the Company held a total of 4 meetings and acted by written consent 9 times during the year ended September 30, 2005. No director serving during the year ended September 30, 2005 attended fewer than 75% of the aggregate of all meetings of the board of directors and the committees of the board of directors upon which such director served. Directors are encouraged, but not required, to attend the Annual Meeting of stockholders. Two directors attended the last Annual Meeting of stockholders.

The board of directors has three standing committees: the audit committee, the compensation committee and the nominating committee.

Audit Committee. Tripath has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The audit committee currently consists of four directors: Messrs. Acharya, Fu, Goto and Jasuja, all of whom are “independent” as independence for audit committee members is defined in the Nasdaq listing standards. Mr. Fu serves as Chairman of the committee.

The Audit Committee includes at least one independent member, Mr. Goto, who has been determined by the board of directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Goto’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Goto any duties, obligations or liability that are greater than are generally imposed on him as a member of the audit committee and the board of directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the board of directors.

The audit committee oversees the Company’s financial reporting process and internal controls, as well as the independent audit of the Company’s financial statements. The audit committee also selects an accounting firm to be engaged as the Company’s independent public accountants and provides oversight of legal, ethical and corporate governance matters. The audit committee held 8 meetings and acted by written consent 2 times during the year ended September 30, 2005. The report of the audit committee is presented later in this proxy statement. The board of directors has adopted a written charter for the audit committee that is available at Tripath’s Corporate Governance Webpage at www.tripath.com and that is also attached hereto as Appendix C.

Compensation Committee. The compensation committee currently consists of two directors: Messrs. Acharya and Fu, both of whom are “independent” as defined in the Nasdaq listing standards. Mr. Acharya serves as Chairman of the committee.

The compensation committee reviews and approves our overall compensation strategy and policies; determines the compensation and terms of employment of our chief executive officer and other executive officers; and recommends to the board of directors the types and amount of compensation to be paid to directors of the Company. The compensation committee also administers our common stock option plan. The compensation committee did not hold a meeting during the year ended September 30, 2005 because no change to the compensation of executive officers was proposed. The compensation committee acted by written consent 1 time during the year ended September 30, 2005. The report of the compensation committee is presented later in this proxy statement. The board of directors has adopted a written charter for the compensation committee that is available at Tripath’s Corporate Governance Webpage at www.tripath.com.

Nominating Committee. The nominating committee is composed of two directors: Messrs. Acharya and Jasuja, both of whom are “independent” as independence for nominating committee members is defined in the NASDAQ listing standards. Mr. Acharya serves as Chairman of the committee. The nominating committee identifies, evaluates and recommends candidates for membership on the Company’s board of directors and committees thereof and periodically evaluates the performance of the board of directors and its committees. The policies and procedures of the nominating committee regarding director candidates are found in the section entitled “Director Candidates” above. The nominating committee held no meetings during the year ended September 30, 2005. The board of directors has adopted a written charter for the nominating committee that is available at Tripath’s Corporate Governance Webpage at www.tripath.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationships exist between any member of Tripath’s board of directors or compensation committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the compensation committee is or was formerly an officer or an employee of Tripath.

DIRECTOR COMPENSATION

Our directors did not receive any cash compensation for their services as directors during the year ended September 30, 2005. Our 2000 Stock Plan provides for grants of options to purchase common stock to our directors who are not employees. Our non-employee directors will each receive a grant of options to purchase 50,000 shares of our common stock for their service during the year ended September 30, 2005. Non-employee directors did not receive any options to purchase shares of our common stock for participation on any committee of the board of directors on which they served during the year ended September 30, 2005.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2

TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 100,000,000 TO 150,000,000

OVERVIEW

Our board of directors has unanimously approved a proposed amendment to our Amended and Restated Certificate of Incorporation (the “Certificate”) to increase the total number of authorized shares of our common stock from 100,000,000 to 150,000,000 shares. The board of directors has recommended that the proposed amendment be presented to our stockholders for approval. You are now being asked to vote upon the amendment to the Certificate to effect an increase in the total number of authorized shares of stock from 100,000,000 to 150,000,000. Upon receiving stockholder approval, the board of directors will have the sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to issue common stock, if it determines to do so, to meet business needs as they arise, without the delay and expense that could arise if there were insufficient authorized shares for a proposed issuance, thereby requiring stockholder approval and a special stockholders’ meeting before such issuance could proceed. Such future activities may include, without limitation, future acquisitions, financings, employee benefits and other appropriate corporate purposes. The board believes that stockholder approval of the amendment granting the board of directors this discretion provides the board of directors with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and our stockholders.

On November 8, 2005, we closed a financing transaction (the “Financing”) whereby certain institutional investors purchased 6% Senior Secured Convertible Debentures (the “Debentures”) in an aggregate principal amount of $5,000,000. The Debentures have a term of 2 years and come fully due on November 8, 2007. Interest is payable on the Debentures at a rate of 6% per annum and monthly principal and interest payments began on April 8, 2006. At our option, the interest payments are payable either in cash or in registered common stock, subject to certain conditions as specified in the Debentures. The Debentures are convertible at the option of the holder at any time and from time to time into our common stock at a conversion price of $0.37 per share, subject to certain adjustment (the “Conversion Price”). Pursuant to the terms of the Debentures, the Conversion Price will be reset in the event that we (i) effect a reverse stock split and/or (ii) have our common stock delisted from the Nasdaq Capital Market. The Conversion Price will be adjusted on the 60th day following any such reverse stock split or delisting to the lower of either the then applicable Conversion Price or the volume weighted average price of our common stock for the 10 trading days preceding such reset. As we were delisted from the Nasdaq Capital Market effective December 8, 2005, such reset occurred on February 6, 2006. As the applicable volume weighted average price for the 10 trading days preceding such reset was higher than $0.37, the Conversion Price remained at $0.37 per share. Additionally, in the event that we issue common stock in an equity financing at a price less than the then applicable Conversion Price, the Conversion Price shall be immediately adjusted to the price at which such common stock was issued. In connection with the Financing, we also issued Series B Common Stock Purchase Warrants (the “Warrants”) to the purchasers. The Warrants to purchase up to 10,368,854 shares of common stock, at an exercise price of $0.43 per share (the “Exercise Price”), are exercisable from May 8, 2006 until May 8, 2011. The Warrants contain provisions to adjust the Exercise Price and share amounts in the event that we issue common stock in an equity financing at a price less than the then applicable Exercise Price of the Warrants.

The increase from 100,000,000 to 150,000,000 shares in our authorized common stock is necessary so that we have sufficient authorized shares to issue common stock, if needed, pursuant to the provisions to reset or adjust the Conversion Price of the Debentures and the Exercise Price of the Warrants and so that we have sufficient authorized shares to issue common stock under our Amended and Restated 2000 Stock Plan and our Amended and Restated 2000 Employee Stock Purchase Plan. If the increase from 100,000,000 to 150,000,000 shares in our authorized common stock is approved by our stockholders and if we issue the additional authorized shares of stock, such increase would have a dilutive effect upon our existing stockholders.

The text of the proposed amendment to the Certificate is attached hereto as Exhibit B. By approving the amendment, stockholders will approve an amendment to the Certificate pursuant to which the number of shares of common stock authorized for issuance would be increased from 100,000,000 to 150,000,000. If approved by the stockholders, the increase will become effective upon filing such amendment with the Secretary of State of the State of Delaware.

VOTE REQUIRED

The approval of the amendment to the Certificate to effect an increase in the number of shares of commons stock authorized for issuance from 100,000,000 to 150,000,000 requires the affirmative vote of a majority of shares outstanding and entitled to vote as of the record date, voting either in person or by proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 100,000,000 TO 150,000,000.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

AUDIT FEES

The following table sets forth the aggregate fees billed or to be billed by Stonefield Josephson, Inc. for the following services during the fiscal year ended September 30, 2005 and during the nine month transition period ended September 30, 2004 and the aggregate fees billed by BDO Seidman, LLP, our prior independent accountants, for services during the fiscal year ended December 31, 2003:

Description of Services	Year ended September 30, 2005	Nine-month transition period ended September 30, 2004	Year ended December 31, 2003
Audit fees (1)	$343,420	$237,300	$155,000
Audit-Related Fees (2)	$56,652	$6,800	$—
Tax Fees (3)	$501	$13,300	$15,000
All Other Fees (4)	$179,557	$45,500	$—

Total	$580,130	$302,900	$170,000

(1)	Represents the aggregate fees billed or to be billed for professional services rendered for the audit of our year ended September 30, 2005, nine month transition period ended September 30, 2004, and year ended December 31, 2003 and for the review of the financial statements included in our annual, transition and quarterly reports during such periods.
(2)	Represents the aggregate fees billed for reviewing the work papers of, and discussions with, the predecessor accountant.
(3)	Represents the aggregate fees billed for the year ended September 30, 2005, the nine month transition period ended September 30, 2004 and the year ended December 31, 2003, for professional services rendered for tax compliance.
(4)	Represents the aggregate fees billed for the year ended September 30, 2005 and the nine month transition period ended September 30, 2004, for services not reported above, including fees for services rendered in connection with the Company’s filing of registration statements related to the Company’s financings.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Each new engagement of Stonefield Josephson, Inc. was approved in advance by the audit committee, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules.

CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

On October 18, 2004, BDO Seidman, LLP, the independent accounting firm previously engaged as our auditing firm to audit our financial statements, resigned. The decision by BDO Seidman, LLP to terminate the client-auditor relationship was not recommended or approved by the audit committee or our board of directors.

The report of BDO Seidman, LLP on the financial statements for the fiscal year ended December 31, 2003 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. BDO Seidman, LLP, did not report on our financial statements for the fiscal year ended December 31, 2002, as these financial statements were reported on by another independent registered public accounting firm.

In connection with its audit for the fiscal year ended December 31, 2003 and through October 18, 2004, except for the disagreement referred to below, there has been no disagreements with BDO Seidman, LLP, on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure which disagreements if not resolved to the satisfaction of BDO Seidman, LLP, would have caused it to make reference thereto in its report.

On October 18, 2004 BDO Seidman, LLP, provided us with a letter citing what BDO Seidman, LLP, asserts are two material weaknesses over our internal financial controls: one regarding the lack of the effectiveness of our audit committee and the other regarding the lack of controls in place to estimate distributor returns in accordance with SFAS No. 48. We do not agree that there is a material weakness regarding estimation of distributor returns in accordance with SFAS No. 48. We have added Mr. Akifumi Goto as the designated financial expert on the audit committee and believe that there is no longer a material weakness regarding the effectiveness of our audit committee. The audit committee of our board of directors did not discuss the subject matter of this disagreement with BDO Seidman, LLP. We authorized BDO Seidman, LLP, to respond fully to inquiries of the successor accountant concerning the subject matter of such disagreement.

BDO Seidman, LLP’s letter to the Securities and Exchange Commission stating its agreement with the statements made in the current Report on Form 8-K filed with the Securities and Exchange Commission on October 22, 2004, which are not materially different than the statements made herein, is filed as an exhibit to such Current Report on Form 8-K.

On November 21, 2004, we engaged the services of Stonefield Josephson, Inc., as our new independent auditors for our nine-month transition period ended September 30, 2004. Our board of directors, following the recommendation of the audit committee of the board of directors, authorized and approved the engagement of Stonefield Josephson, Inc. In deciding to select Stonefield Josephson, Inc., the audit committee considered auditor independence issues raised by commercial relationships we have or may have with certain accounting firms. With respect to Stonefield Josephson, Inc., we do not have any commercial relationship with Stonefield Josephson, Inc. that would impair its independence. During the nine month transition period ended September 30, 2004 and the fiscal year ended December 31, 2003, and the subsequent interim period through November 21, 2004, we did not consult with Stonefield Josephson, Inc., regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

On April 10, 2003, PricewaterhouseCoopers LLP, the independent accounting firm previously engaged as our auditing firm to audit our financial statements, resigned.

The reports of PricewaterhouseCoopers LLP on the financial statements for the fiscal years ended December 31, 2002 and 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that the report for the fiscal years ended December 31, 2002 and 2001 included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. On March 9, 2004, PricewaterhouseCoopers LLP modified their report for the fiscal years ended December 31, 2002 and 2001 and removed their explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

The decision by PricewaterhouseCoopers LLP to terminate the client-auditor relationship was not recommended or approved by the audit committee or our board of directors.

In connection with its audits for the fiscal years ended December 31, 2002 and 2001 and through April 10, 2003, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years. In connection with the audit for the fiscal year ended December 31, 2002, our chief financial officer made certain public comments following the filing of

Form 10-K/A on April 1, 2003 indicating management’s disagreement with PricewaterhouseCoopers LLP including in its audit report on our financial statements for the years ended December 31, 2002 and 2001 a reference to the existence of substantial doubt regarding our ability to continue as a going concern. The audit committee of our board of directors did not discuss the subject matter of this disagreement with PricewaterhouseCoopers LLP. We have authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of its successor accountant concerning the subject matter of such disagreement.

PricewaterhouseCoopers LLP’s letter to the Securities and Exchange Commission stating its agreement with the statements made in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2003, which are not materially different than the statements made herein, is filed as an exhibit to such Current Report on Form 8-K.

On May 9, 2003, we engaged the services of BDO Seidman, LLP as our new independent auditors for our fiscal year ended December 31, 2003. Our Board of Directors, following the recommendation of the audit committee of the board of directors, authorized and approved the engagement of BDO Seidman, LLP. In deciding to select BDO Seidman, LLP, the audit committee considered auditor independence issues raised by commercial relationships we have or may have with certain accounting firms. With respect to BDO Seidman, LLP, we do not have any commercial relationship with BDO Seidman, LLP that would impair its independence. During the two fiscal years ended December 31, 2001 and 2002, and the subsequent interim period through May 9, 2003, we did not consult with BDO Seidman, LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

AUDIT COMMITTEE REPORT

Tripath Technology Inc. has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The audit committee currently consists of four directors, each of whom is “independent” as independence for audit committee members is defined in the listing standards of The Nasdaq Stock Market, Inc. The board of directors has determined that Mr. Akifumi Goto is an “audit committee financial expert” within the meaning of the rules promulgated by the Securities and Exchange Commission. For the year ending September 30, 2005, A.K. Acharya, Akifumi Goto, Andy Jasuja and Y.S. Fu served as members on the audit committee. Mr. Fu served as chairman of the audit committee for the year ending September 30, 2005. The board of directors has adopted a written charter for the audit committee that details the responsibilities of the audit committee, that is available at www.tripath.com and that is attached to the Proxy as Appendix C.

Tripath Technology’s management is responsible for the Company’s financial reporting process and internal controls. The independent public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The audit committee’s responsibility is to oversee these processes and to select an accounting firm to be engaged as the Company’s independent public accountants. This report relates to the activities undertaken by the Audit Committee in fulfilling such responsibilities.

The audit committee reviewed and discussed the audited financial statements contained in the Company’s annual report for the year ended September 30, 2005 on Form 10-K and on Form 10-K/A with management and the independent accountants. The audit committee also discussed with the independent public accountants matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the audit committee discussed with the independent public accountants the accountants’ independence from the Company and its management, including the written disclosures and the letter submitted to the audit committee by the independent accountants as required by the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

Based upon such review and discussion, the audit committee recommended that the board of directors include the audited financial statements in the Company’s annual report for the year ended September 30, 2005 on Form 10-K and on Form 10-K/A, filed with the Securities and Exchange Commission.

Respectfully Submitted by the Members of the Audit Committee of the Board of Directors

Y.S. Fu

A.K. Acharya

Akifumi Goto

Andy Jasuja

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 3, 2006, certain information as known to the Company with respect to the beneficial ownership of our common stock by (i) any person (including any group as that term is used in Section 13(d)(3) of the Exchange Act), known by the Company to be the beneficial owner of more than 5% of the Company’s voting securities, (ii) each director and each nominee for director to the Company, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated, all person named below can be reached at Tripath Technology Inc., 2560 Orchard Parkway, San Jose, CA 95131.

Name of Beneficial Owner	Number of Shares (1)	Percent of Total (1)
5% Beneficial Owners (see also Dr. Adya S. Tripathi below)
Enable Capital Management, LLC (2)	12,480,902	17.15%
One Ferry Building, Suite 255
San Francisco, CA 94111
Gryphon Master Fund, L.P. (3)	7,362,162	10.70%
100 Crescent Court, #490
Dallas, TX. 75201
GSSF Master Fund, L.P. (4)	3,681,081	5.59%
100 Crescent Court, #490
Dallas, TX. 75201
Bushido Capital Master Fund, LP (5)	7,362,162	10.70%
c/o Bushido Capital Partners, Ltd.
275 Seventh Avenue, Suite 2000
New York, NY 10001
Gamma Opportunity Capital Partners, LP (6)	3,681,076	5.59%
1967 Longwood – Lake Mary Rd.
Longwood, FL 32750

Directors and current executive officers
Adya S. Tripathi (7)	12,937,499	20.11%
Jeffrey L. Garon (8)	109,375
Naresh Sharma (9)	528,812	*
George Fang (10)	156,229	*
Andy Jasuja (11)	198,749	*
A.K. Acharya (12)	213,749	*
Y.S. Fu (13)	191,749	*
Akifumi Goto (14)	70,833	*
Directors and current executive officers as a group (8 persons) (15)	14,406,995	21.92%

*	Represents less than one percent (1 percent) of the total.
(1)	This table is based upon information supplied by officers, directors and principal stockholders, and in Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, the Company believes that each stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The number and percentage of shares beneficially owned are based on an aggregate 62,808,166 shares of our common stock outstanding as of April 3, 2006 and are determined under rules promulgated by the Securities and Exchange Commission. This information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 3, 2006 through the exercise of any stock option or other right.
(2)

Includes shares held by both Enable Growth Partners, LP and Enable Opportunity Partners, LP. Of the shares held by Enable Growth Partners, LP, includes 3,513,514 shares issuable upon the conversion of the Debentures issued in connection with the Company’s November 2005 financing (the “Debentures”), 84,324 shares issuable upon the conversion of accrued interest pursuant to the Debentures that has accrued up through and including April 3, 2006, 2,635,135 shares issuable upon the exercise of the Series B Common Stock Warrants issued in the Company’s November 2005 financing, 1,581,081 shares issuable upon the exercise of warrants issued in the Company’s February 2006 financing, 1,756,757 shares acquired upon the exercise of the Series A Common Stock Warrants issued in the Company’s November 2005 financing, 277,778 shares acquired in connection with the Company’s March 2005 PIPE financing and 55,556 shares issuable upon the exercise of warrants issued in connection with the Company’s March 2005 PIPE financing. Of the shares held by Enable Opportunity Partners, LP, includes 945,946 shares issuable upon the conversion of the Debentures issued in connection with the Company’s November 2005 financing, 22,703 shares issuable upon the conversion of accrued interest pursuant to the Debentures that has accrued up through and including April 3, 2006, 709,459 shares issuable upon the exercise of the Series B Common Stock Warrants issued in the Company’s November 2005 financing, 425,676 shares issuable upon the exercise of warrants issued in the Company’s February 2006 financing and 472,973 shares acquired upon the exercise of the Series A Common Stock Warrants issued in the Company’s November 2005 financing.

(3)	Includes 2,702,703 shares issuable upon the conversion of the Debentures issued in connection with the Company’s November 2005 financing, 64,865 shares issuable upon the conversion of accrued interest pursuant to the Debentures that has accrued up through and including April 3, 2006, 2,027,027 shares issuable upon the exercise of the Series B Common Stock Warrants issued in the Company’s November 2005 financing, 1,216,216 shares issuable upon the exercise of warrants issued in the Company’s February 2006 financing and 1,351,351 shares acquired upon the exercise of the Series A Common Stock Warrants issued in the Company’s November 2005 financing.
(4)	Includes 1,351,351 shares issuable upon the conversion of the Debentures, 32,432 shares issuable upon the conversion of accrued interest pursuant to the Debentures that has accrued up through and including April 3, 2006, 1,013,514 shares issuable upon the exercise of the Series B Common Stock Warrants issued in the Company’s November 2005 financing, 608,108 shares issuable upon the exercise of warrants issued in the Company’s February 2006 financing and 675,676 shares acquired upon the exercise of the Series A Common Stock Warrants issued in the November 2005 financing.
(5)	Includes 2,702,703 shares issuable upon the conversion of the Debentures issued in connection with the Company’s November 2005 financing, 64,865 shares issuable upon the conversion of accrued interest pursuant to the Debentures that has accrued up through and including April 3, 2006, 2,027,027 shares issuable upon the exercise of the Series B Common Stock Warrants issued in the Company’s November 2005 financing, 1,216,216 shares issuable upon the exercise of warrants issued in the Company’s February 2006 financing and 1,351,351 shares acquired upon the exercise of the Series A Common Stock Warrants issued in the Company’s November 2005 financing.
(6)	Includes shares held by both Gamma Opportunity Capital Partners, LP, Class A and Gamma Opportunity Capital Partners, LP, Class C. Of the shares held by Gamma Opportunity Capital Partners, LP, Class A, includes 675,676 shares issuable upon the conversion of the Debentures issued in connection with the Company’s November 2005 financing, 16,216 shares issuable upon the conversion of accrued interest pursuant to the Debentures that has accrued up through and including April 3, 2006, 506,756 shares issuable upon the exercise of the Series B Common Stock Warrants issued in the Company’s November 2005 financing, 304,053 shares issuable upon the exercise of warrants issued in the Company’s February 2006 financing and 337,837 shares acquired upon the exercise of the Series A Common Stock Warrants issued in the Company’s November 2005 financing. Of the shares held by Gamma Opportunity Capital Partners, LP, Class B, includes 675,676 shares issuable upon the conversion of the Debentures issued in connection with the Company’s November 2005 financing, 16,216 shares issuable upon the conversion of accrued interest pursuant to the Debentures that has accrued up through and including April 3, 2006, 506,756 shares issuable upon the exercise of the Series B Common Stock Warrants issued in the Company’s November 2005 financing, 304,053 shares issuable upon the exercise of warrants issued in the Company’s February 2006 financing and 337,837 shares acquired upon the exercise of the Series A Common Stock Warrants issued in the Company’s November 2005 financing.
(7)	Includes 1,537,499 shares subject to options that are exercisable within 60 days of April 3, 2006 and 900,000 shares held in trust for the benefit of Dr. Tripathi’s minor children over which Dr. Tripathi holds sole voting and dispositive power.
(8)	Includes 109,375 shares subject to options that are exercisable within 60 days of April 3, 2006.
(9)	Includes 457,701 shares subject to options that are exercisable within 60 days of April 3, 2006.
(10)	Includes 149,996 shares subject to options that are exercisable within 60 days of April 3, 2006.
(11)	Includes 198.749 shares subject to options that are exercisable within 60 days of April 3, 2006.
(12)	Includes 193,749 shares subject to options that are exercisable within 60 days of April 3, 2006 and 20,000 shares held by HTL Co. Japan Ltd.
(13)	Includes 191,749 shares subject to options that are exercisable within 60 days of April 3, 2006.
(14)	Includes 70,833 shares subject to options that are exercisable within 60 days of April 3, 2006.
(15)	Includes 2,909,654 shares subject to options that are exercisable within 60 days of April 3, 2006.

EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation awarded to, earned by, or paid to our Chief Executive Officer and the other three most highly paid executive officers, each of whose total cash compensation in the year ended September 30, 2005 exceeded $100,000, for services to us in all capacities during the year and the last three fiscal years.

			Annual Compensation							Long-Term Compensation
Name and Principal Position			Salary		Bonus		Other			Restricted Stock Awards		Securities Underlying Options
Dr. Adya S. Tripathi President, Chief Executive Officer and Chairman of the Board	2005 2004 2003 2002	(1)	$ $ $ $	324,000 243,000 324,000 348,000	$ $ $ $	0 0 0 0	$ $ $ $	0 0 0 0		0 0 322,200 0	(2)	0 500,000 500,000 200,000

Jeffrey L. Garon (3) Vice President, Finance and Chief Financial Officer	2005 2004 2003 2002	(1)		$109,375 — — —		$0 — — —		$0 — — —		0 — — —		350,000 — — —

Dr. Naresh Sharma Vice President of Operations	2005 2004 2003 2002	(1)	$ $ $ $	135,000 101,250 135,000 137,500	$ $ $ $	0 0 0 0	$ $ $ $	0 0 0 0		0 0 0 0		0 150,000 125,000 100,000

George Fang (4) Vice President of Sales	2005 2004 2003 2002	(1)	$ $	141,833 75,833 — —	$ $	0 0 — —	$ $	16,000 15,700 — —	(5) (6)	0 0 — —		150,000 200,000 — —

(1)	Nine-month transition period ended September 30, 2004.
(2)	On April 28, 2003, the Compensation Committee of the Board of Directors approved a grant of 1.8 million shares of restricted stock to Dr. Tripathi pursuant to the 2000 Stock Plan, in part to rectify the previous invalid grant of options to purchase an aggregate of 3.4 million shares. The restricted shares vested as to 50 percent one year after the date of grant and the remainder vested two years after the date of grant. The vesting of the shares accelerates in full upon a change in control of the Company or upon involuntary termination. The value of $322,200 represents the dollar value of the restricted stock award calculated by multiplying the closing market price of the Company’s stock on the date of grant ($0.18) by the number of shares awarded (1.8 million) net of consideration paid ($1,800).
(3)	Jeffrey L. Garon commenced employment with Tripath on February 16, 2005.
(4)	George Fang commenced employment with Tripath on March 1, 2004, and was promoted to Vice President of Sales on February 1, 2005.
(5)	Includes sales commissions of $10,000 and an automobile allowance of $6,000.
(6)	Includes sales commissions of $12,200 and an automobile allowance of $3,500.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to stock options granted pursuant to our 2000 Stock Plan during the year ended September 30, 2005 to each of the executive officers named in the Summary Compensation Table above.

The amounts shown as potential realizable value represent hypothetical gain that could be achieved for the respective options if exercised at the end of the option term. These amounts represent assumed rates of appreciation in the value of our common stock from the fair market value at the date of grant. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate of projection of the future price of our common stock. Actual gains, if any, on stock option exercises depend on the future performance of the trading price of our common stock. The amounts reflected in the table may not necessarily be achieved.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Options Term
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal 2005 (1)	Exercise Price Per Share	Expiration Date	5%	10%
Adya S. Tripathi (2)(3)	0	0.00%	$—	—	$—	$—
Jeffrey L. Garon (2)(3)(4)	350,000	33.18%	$1.15	2/22/15	$253,130	$641,481
Naresh Sharma (2)(3)(4)	0	0.0%	$—	—	$—	$—
George Fang (2)(3)(4)	150,000	14.22%	$1.15	2/22/15	$108,484	$274,921

(1)	Based on options granted to purchase an aggregate of 1,055,000 shares of common stock to employees during the year ended September 30, 2005 (fiscal 2005) we have never granted any stock appreciation rights.
(2)	Options may terminate before their expiration upon the termination of optionee’s status as an employee or consultant, the optionee’s death or an acquisition of Tripath.
(3)	Includes Incentive Stock Options (“ISOs”) and Nonstatutory Options (“NSOs”). To the extent the options are determined to be ISOs, such options have an expiration date of August 11, 2009. To the extent the options are determined to be NSOs, such options have an expiration date of August 11, 2014.
(4)	Options vest in equal monthly installments over 48 months.

YEAR-END OPTION VALUES

The following table provides information for the executive officers named in the Summary Compensation Table above concerning stock options exercised during the year ended September 30, 2005, as well as the number and value of securities underlying exercisable and unexercisable options held as of September 30, 2005.

	Number of Securities Underlying Unexercised Options at September 30, 2005(#)		Value of Unexercised In-the-Money Options at September 30, 2005 ($)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Adya S. Tripathi	1,370,833	229,167	$204,433	$0
Jeffrey L. Garon	0	350,000	$0	$0
Naresh Sharma	387,389	196,881	$58,405	$15,094
George Fang	91,664	258,336	$0	$0

The values shown for in-the-money options represent the difference between the respective exercise price of outstanding stock options, and $0.68, which is the fair market value of our common stock as of September 30, 2005.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The following is the report of the compensation committee of the board of directors with respect to the compensation paid to the Company’s executive officers during the year ended September 30, 2005 (“Fiscal 2005”). Actual compensation earned during Fiscal 2005 by the named executive officers is shown in the Summary Compensation Table above under “Executive Compensation.”

INTRODUCTION

The compensation committee of the board of directors establishes the general compensation policies of the Company, and establishes the compensation plans and specific compensation levels for executive officers, including the Chief Executive Officer. The committee strives to ensure that the Company’s executive compensation programs will enable the Company to attract and retain key people and motivate them to achieve and exceed certain key objectives of the Company by making individual compensation dependent on the Company’s achievement of certain financial goals, such as profitability, and by providing rewards for exceeding those goals.

COMPENSATION PROGRAMS

Base Salary. The committee establishes base salaries for executive officers. Base pay increases vary according to individual contributions to the Company’s success and comparisons to similar positions within the Company and at other comparable companies.

Bonuses. Each executive officer is evaluated individually to determine a bonus for the fiscal year based on performance criteria.

Stock Options. The committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. The committee views stock options as one of the more important components of the Company’s long-term, performance-based compensation philosophy. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. The Company generally grants options that become exercisable over a four-year period as a means of encouraging executives and other employees to remain with the Company and to promote its success. Options granted by the Company to its executive officers and other employees have exercise prices no less than the fair market value at the time of grant. This approach is designed to focus executives on the enhancement of stockholder value over the long-term and encourage equity ownership in the Company.

The initial option grant is designed to be competitive with those of comparable companies for the level of responsibility that the executive holds and to motivate the executive to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company’s stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives’ ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company’s financial goals. In evaluating and considering option grants, the committee considers the potential impact of the accounting treatment of stock-based compensation.

Other. In addition to the foregoing, officers participate in compensation plans available to all employees, such as participation in both the Company’s 401(k) retirement plan and employee stock purchase plan. The Company does not make matching contributions to either the 401(k) or employee stock purchase plans.

COMPENSATION LIMITATIONS

The Company has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Company plans to take actions, as necessary, to ensure that its stock option plans and executive annual cash bonus plans qualify for exclusion.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

The committee uses the procedures described above in setting the annual salary and equity awards for Dr. Adya S. Tripathi, the Company’s President and Chief Executive Officer. The committee reviews and establishes Dr. Tripathi’s base salary based on the committee’s assessment of his past performance and expectation as to his future contributions in directing the Company’s long-term success. As a result of the Company’s financial performance, the Company held the salary of Dr. Tripathi for Fiscal 2005 flat to 2003. In the nine-month transition period ended September 30, 2004, however, the committee evaluated Dr. Tripathi’s ongoing contributions to the Company and the value of creating an incentive for him to continue to work at the Company to help it meet or exceed its financial goals, and, based on that evaluation, granted Dr. Tripathi options to purchase 500,000 shares of common stock. Due to the Company’s financial performance, the Company reduced the base salaries of our employees, including Dr. Tripathi, for fiscal 2003 by approximately 10%. In addition, Dr. Tripathi did not receive a cash bonus in fiscal 2003. The committee evaluated Dr. Tripathi’s ongoing contributions to the Company and the value of creating an incentive for him to continue to work at the Company to help it meet or exceed its financial goals, and based on that evaluation granted Dr. Tripathi options to purchase 2.5 million shares of common stock in fiscal 2002. Since the Company’s 2000 Stock Plan includes a 200,000 share annual limitation on grants, the stock option grants to Dr. Tripathi exceeding the annual limitation, an aggregate of 2.3 million shares, were not validly granted. On April 28, 2003, to rectify the invalid grant of these and other similarly invalid grants covering an aggregate of 3.4 million shares, the compensation committee of the board of directors approved a grant of options to purchase 200,000 shares, which vested monthly over a two year period, and a grant of 1.8 million shares of restricted stock, each pursuant to the 2000 Stock Plan. The restricted stock vested as to 50% on April 28, 2004 and vested as to the remainder on April 28, 2005. For both the stock option grant and the grant of restricted stock, there is a provision for accelerated vesting in full upon a change in control of the Company or upon involuntary termination.

Respectfully Submitted by the Members of the Compensation Committee of the Board of Directors

A.K. Acharya

Y.S. Fu

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of our common stock with the cumulative return of the Nasdaq Index and the S&P 500 Index for the period commencing August 1, 2000 and ending on September 30, 2005. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point.

(*)	The graph assumes that $100 was invested on August 1, 2000 in our common stock, at the offering price of $10.00 per share, and $100 was invested on August 1, 2000, in the Nasdaq Stock Market (U.S.) Index and the S&P Semiconductors Index. The Company has not declared or paid any dividends on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

CUMULATIVE TOTAL RETURN AT PERIOD ENDED

	Fiscal Year Ending
	8/01/2000	12/29/2000	12/31/2001	12/31/2002	12/31/2003	9/30/2004	9/30/2005
Tripath Technology Inc.	100.00	143.13	17.10	2.80	69.90	17.00	6.80
NASDAQ US Only	100.00	65.16	51.69	35.74	45.28	44.95	51.56
Semiconductors	100.00	52.11	43.86	21.39	42.25	29.14	37.76

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended September 30, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with. All such Forms 4 have since been filed with the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the Company’s last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

INDEMNIFICATION AGREEMENTS

Our bylaws provide that we shall indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by Delaware law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Delaware General Corporation Law expressly permits indemnification.

We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, indemnify our directors and executive officers for certain expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any director or executive officer in any action or proceeding, including any action by or in our right arising out of that person’s services as a director, officer, employee, agent or fiduciary for us, any subsidiary of ours or any other company or enterprise to which the person provides services at our request. The agreements do not provide for indemnification in cases where

•	the claim is brought by the indemnified party;

•	the indemnified party has not acted in good faith;

•	the expenses have been paid directly to the indemnified party under a policy of officers’ and directors’ insurance maintained by us; or

•	the claim arises under Section 16(b) of the Securities Exchange Act.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. It is the position of the Securities and Exchange Commission that indemnification for liabilities arising under federal or state securities laws is against public policy and not enforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers in which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification. The Company is self-insured for these and similar claims.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Tripath stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Tripath Technology Inc., Mr. Jeffrey L. Garon, Vice President, Finance and Chief Financial Officer, 2560 Orchard Parkway, San Jose, CA 95131 or call (408) 750-6801 to request an additional copy. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form proxy to vote the shares they represent as the board of directors may recommend.

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Forms 10-K and 10-K/A for the year ended September 30, 2005 is available without charge upon written request to: Mr. Jeffrey L. Garon, Vice President, Finance and Chief Financial Officer, Tripath Technology Inc., 2560 Orchard Parkway, San Jose, CA 95131.

THE BOARD OF DIRECTORS

Dated: April 3, 2006

Appendix A

PROXY

TRIPATH TECHNOLOGY INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL

MEETING OF STOCKHOLDERS TO BE HELD JUNE 2, 2006

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Tripath Technology Inc. (the “Company”), a Delaware corporation, will be held on June 2, 2006 at 11:30 a.m., local time, at the Marriott Hotel located at 2700 Mission College Boulevard, Santa Clara, California 95054, for the purposes stated on the reverse side of this proxy card.

The signatory on the reverse side of this proxy card (the “Signatory”), revoking all prior proxies, hereby appoints Dr. Adya S. Tripathi and Mr. Jeffrey L. Garon, and each of them, as proxies and attorneys-in-fact, with full power of substitution, to represent and vote on the matters set forth in this proxy any and all shares of the Common Stock of the Company held or owned by or standing in the name of the Signatory on the Company’s books that the Signatory would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 2, 2006, at 11:30 a.m., local time, and any continuation or adjournment thereof, with all powers the Signatory would possess if personally present at the meeting.

The Signatory hereby directs and authorizes the above named Proxies and each of them, or their substitute or substitutes, to vote as specified with respect to the proposals listed on the reverse side of this proxy card. The shares represented by this proxy will be voted as specified, or, if no specification is made, in favor of each proposal. The Signatory hereby further confers upon said Proxies, and each of them, or their substitutes, discretionary authority to vote with respect to all other matters that may properly come before the meeting or any postponement, continuation or adjournment thereof.

The Signatory hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report.

Address Change/Comments (Mark the corresponding box on the reverse side)

ñ Detach here from proxy voting card. ñ

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.				Mark Here for Address Change or Comments		☐
				PLEASE SEE REVERSE SIDE

1. To elect five directors to serve for the ensuing year and until their successors are elected (Proposal One).

FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below	2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect an increase in the aggregate number of shares of common stock authorized for issuance from 100,000,000 to 150,000,000 (Proposal Two).	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐	☐

01 Dr. Adya S. Tripathi, 02 A.K. Acharya, 03 Y.S. Fu, 04 Akifumi Goto, 05 Andy Jasuja (Instruction: To withhold authority to vote for any nominee, write that nominee’s name on the line below.)

			In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting and any adjournment(s) thereof.

				Dated __________, 2006

				Signature of Stockholder

				Please sign exactly as name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.

ñ Detach here from proxy voting card. ñ

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Telephone and Internet voting is available through 11:59 PM EST June 1, 2006

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/trph Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at: http://www.tripath.com

Appendix B

TRIPATH TECHNOLOGY INC.

Approved by the Board of Directors March 31, 2006

Approved by the Stockholders [______]

CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TRIPATH TECHNOLOGY INC.

A Delaware Corporation

Tripath Technology Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

A: By the unanimous written consent of the Board of Directors of the Corporation effective March 31, 2006, the Board of Directors adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

RESOLVED: That the second sentence of the first paragraph of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation shall be amended, subject to shareholder approval, to read in its entirety as follows:

The total number of shares of Common Stock which this Corporation is authorized to issue is 150,000,000, with a par value of $0.001 per share, and the total number of shares of Preferred Stock which this Corporation is authorized to issue is 5,000,000, with a par value of $0.001 per share.

B: This Certificate of Amendment of the Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation.

IN WITNESS WHEREOF, Tripath Technology Inc. has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be signed by Dr. Adya S. Tripathi, its President and Chief Executive Officer, and attested by Jeffrey L. Garon, its Secretary, this _____ day of ________, 2006.

TRIPATH TECHNOLOGY INC.

Dr. Adya S. Tripathi, Ph.D.
President and Chief Executive Officer

Attested:

Jeffrey L. Garon, Secretary

B-1

Appendix C

TRIPATH TECHNOLOGY INC.

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE

PURPOSE AND POLICY

The primary purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Tripath Technology Inc. (the “Company”) shall be to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting, financial reporting practices and the audits of financial statements, as well as the quality and integrity of the Company’s financial statements and reports, the qualifications, independence and performance of the certified public accountants engaged as the Company’s independent outside auditors (the “Auditors”). The Committee shall also provide oversight assistance in connection with legal and ethical compliance programs as established by management and the Board. In addition, the Committee shall (i) oversee all aspects of the Company’s corporate governance functions on behalf of the Board; (ii) provide oversight assistance in connection with legal and ethical compliance programs as established by management and the Board and (iii) make recommendations to the Board regarding corporate governance issues and policy decisions. The operation of the Committee shall be subject to the Bylaws of the Company, as in effect from time to time, and Section 141 of the Delaware General Corporation Law.

The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee, the Board, the Auditors and other outside advisors of the Company, and the Company’s senior and financial management. The Committee shall develop and maintain a process for systematic review of important corporate governance issues and trends in corporate governance practice.

COMPOSITION

The Committee shall consist of at least three (3) members of the Board. The members of the Committee shall satisfy the independence and financial literacy requirements of The NASDAQ Stock Market, Inc. (“Nasdaq”) applicable to Committee members as in effect from time to time when and as required by Nasdaq. At least one member shall satisfy the applicable NASDAQ financial experience requirements as in effect from time to time.

MEETINGS AND MINUTES

The Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting.

AUTHORITY

The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to retain, at the Company’s expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

RESPONSIBILITIES

The Committee shall oversee the Company’s financial reporting process on behalf of the Board, shall have direct responsibility for oversight of the auditors and shall report the results of its activities to the Board. The

Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall, to the extent the Committee deems necessary or appropriate, be charged with the following functions and processes, with the understanding that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

1. To evaluate the performance of the Auditors, to assess their qualifications and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year.

2. To determine and approve engagements of the Auditors, prior to commencement of such engagement, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing and the compensation to be paid to the Auditors and the negotiation and executions, on behalf of the Company, of the Auditors engagement letters, which approval may be pursuant to pre-approval policies and procedures, including the delegation of pre-approval authority to one or more Committee members, so long as any such pre-approval decisions are presented to the full Committee at the next scheduled meeting.

3. To determine and approve engagements of the Auditors, prior to commencement of such engagement (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefore, which approval may be pursuant to pre-approval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of pre-approval authority to one or more Committee members provided that all pre-approval decisions are presented to the full Committee at the next scheduled meeting.

4. To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

5. At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

6. To consider and, if deemed appropriate, adopt a policy regarding Committee pre-approval of employment by the Company of individuals formerly employed by the Company’s Auditors and engaged on the Company’s account.

7. To review, upon completion of the audit, the financial statements to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (the “SEC”) and to recommend whether or not such financial statements should be so included.

8. To discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted audit standards.

9. To discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the SEC of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Audit Committee by the Auditors under generally accepted audit standards.

10. To review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the SEC.

11. To review and discuss with management and the Auditors, as appropriate, earnings press releases as well as the substance of financial information and earnings guidance provided to analysts and rating agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

12. To review with management and the Auditors significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management and any other significant reporting issues and judgments.

13. To review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

14. To evaluate the cooperation received by the Auditors during their audit examination, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information.

15. To review with the Auditors and, if appropriate, management, any internal control letter issued or, to the extent practicable, proposed to be issued, by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

16. To review with the Auditors and management any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any such conflicts regarding financial reporting.

17. To confer with the Auditors and with management regarding the scope, adequacy and effectiveness of financial reporting controls in effect, including any special audit steps taken in the event of material control deficiencies.

18. Periodically, to meet in separate sessions with the Auditors and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.

19. To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

20. To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

21. To review and report to the Board the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Business Conduct and Ethics, including review and approval of insider and related-party transactions as required by Nasdaq rules.

22. To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

23. To prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

24. To review and assess the adequacy of this Audit Committee Charter annually and recommend any proposed changes to the Board for approval.

25. To report to the Board with respect to material issues that arise regarding the quality or integrity of the financial statements, the performance or independence of the Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

26. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

27. To develop a set of corporate governance principles applicable to the Company, and periodically review and assess these principles and their application and recommend any changes to the Board for consideration.

28. To review and make recommendations to the Board regarding proposals of stockholders that relate to corporate governance.

It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

C-4